UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
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Cephalon, Inc.
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Cephalon Recommends Shareholders Reject Valeant Nominees
• Cephalon Board of Directors Best Positioned to Maximize Value for Shareholders

Frazer, Pa., April 7, 2011 /PRNewswire/ – Cephalon, Inc. (NASDAQ: CEPH) said today in a preliminary consent revocation statement filed with the Securities and Exchange Commission (SEC) that its Board of Directors has recommended that shareholders reject Valeant Pharmaceuticals International, Inc.’s proposals to remove and replace Cephalon's current Board of Directors and not deliver any consent solicitation cards to Valeant.  On April 5, 2011, the Board rejected Valeant’s unsolicited proposal to purchase the Company for $73 per share, concluding that the non-binding proposal is inadequate and not in the best interests of Cephalon’s shareholders.

In urging Cephalon’s shareholders to reject Valeant's proposals and to not deliver any consent solicitation cards to Valeant, Cephalon noted that:

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Cephalon’s Current Board of Directors is Best Positioned to Maximize Value for Cephalon’s Shareholders.  Cephalon’s Board of Directors, which is predominantly composed of independent and disinterested directors, has a strong track record of acting in shareholders’ best interests.  The current Board of Directors is intimately familiar with Cephalon’s business, its day-to-day operations and its products and pipeline, and is in the best position to continue to review, develop and adapt the Company's plan to maximize value for all of the Company's stockholders.  Valeant's proposed nominees do not have this same knowledge of, and experience with, Cephalon.

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Valeant Has No Duty to Act in Cephalon Shareholders' Best Interests.  The Board noted that Valeant has no duty to act in the best interests of Cephalon's shareholders (including when selecting nominees to serve as Cephalon directors) and that it would be in Valeant's and its shareholders' interest to buy Cephalon at the lowest possible price.

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The Valeant Nominees May Not Be in a Position to Best Serve Cephalon Shareholders' Interests.   While Valeant has described its proposed slate of directors as “independent”, Cephalon's Board of Directors believes that Valeant's nominees have been selected by Valeant simply to facilitate the acquisition of Cephalon by Valeant on terms that are as favorable to Valeant as possible.  There is no guarantee that the Valeant Nominees will vigorously negotiate with Valeant on behalf of Cephalon's shareholders.

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The Valeant Nominees, if Elected, May Have Conflicts of Interest in Any Dealings With Valeant.  Notably, three of the seven Valeant nominees served on Valeant's Board of Directors prior to its September

2010 merger with Biovail Corporation.  At the time of the merger, each of Messrs. Koppes, Kugelman and Lonner owned securities that were converted into shares of common stock of Valeant.  Valeant also agreed to indemnify each of Messrs. Koppes, Kugelman and Lonner for actions arising prior to the merger.  Valeant has not addressed the potential financial and personal conflicts of interest that each of Messrs. Koppes, Kugelman and Lonner could have in respect of Valeant, and which could potentially impact their views in respect of any sale of Cephalon to Valeant.

Kevin Buchi, Cephalon’s Chief Executive Officer, said, “Shareholders should have serious concerns about replacing their elected Board of Directors, who have an intimate knowledge of Cephalon’s business, products and pipeline and a strong track record of acting in the best interests of shareholders, with a slate of nominees selected by Valeant to further Valeant’s proposed acquisition of the Company.”

He added, “The Cephalon Board of Directors is best positioned to maximize value for Cephalon’s shareholders, and we take this responsibility very seriously.”

On April 5th, Valeant filed a preliminary consent solicitation statement with the SEC in connection with its proposed consent solicitation.  In the interests of allowing consideration of this matter on a timely basis by Cephalon's shareholders and significant participation in the process by Cephalon's many long-term shareholders, pursuant to the Company’s by-laws, the Cephalon Board of Directors has set a record date for the consent solicitation of Friday, April 8, 2011.  The consent solicitation period will last for 60 days from the date of the earliest dated consent delivered to the Company.

Deutsche Bank Securities Inc. and BofA Merrill Lynch are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is acting as Cephalon’s legal counsel.

About Cephalon, Inc.

Cephalon is a global biopharmaceutical company dedicated to discovering, developing and bringing to market medications to improve the quality of life of individuals around the world.  Since its inception in 1987, Cephalon has brought first-in-class and best-in-class medicines to patients in several therapeutic areas.  Cephalon has the distinction of being one of the world's fastest-growing biopharmaceutical companies, now among the Fortune 1000 and a member of the S&P 500 Index, employing approximately 4,000 people worldwide.  The company sells numerous branded and generic products around the world.  In total, Cephalon sells more than 150 products in nearly 100 countries.  More information on Cephalon and its products is available at http://www.cephalon.com/.

Additional Information:

Cephalon, Inc. (the "Company"), its directors and certain of its officers and employees may be deemed to be participants in the solicitation of consent revocations from stockholders in connection with a consent solicitation by Valeant Pharmaceuticals International, Inc. ("Valeant") to replace the Company's current Board of Directors with nominees of Valeant. The Company plans to file a consent revocation statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of written consent revocations in connection with Valeant's consent solicitation (the "Consent Revocation Statement"). Information regarding the names of the Company's directors and other participants in the solicitation and their respective interests in the Company by security holdings or otherwise is set forth in the Company's proxy statement relating to its 2011 annual meeting of stockholders, which may be obtained free of charge at the SEC's website at http://www.sec.gov and the Company's website at http://www.cephalon.com.  Additional information regarding the interests of such potential participants will be included in the Consent Revocation Statement and other relevant documents to be filed with the SEC in connection with the consent solicitation.

Promptly after filing its definitive Consent Revocation Statement with the SEC, the Company will mail the definitive Consent Revocation Statement and a form of white consent revocation card to each stockholder entitled to deliver a written consent in connection with the consent solicitation.

WE URGE INVESTORS TO READ THE CONSENT REVOCATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO), THE COMPANY'S  SOLICITATION/RECOMMENDATION STATEMENT REGARDING ANY TENDER OFFER THAT MAY BE COMMENCED BY VALEANT, AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Stockholders will be able to obtain, free of charge, copies of the Consent Revocation Statement, the solicitation/recommendation statement and any other documents filed by the Company with the SEC in connection with the consent solicitation or any tender offer at the SEC's website at http://www.sec.gov, at the Company's website at http://www.cephalon.com, or by contacting Innisfree M&A Incorporated at (877) 800-5186 (banks and brokers call collect at (212) 750-5833).

Media:
Cephalon Contacts:

Fritz Bittenbender
O: 1 610 883 5855
C: 1 610 457 7041
fbittenb@cephalon.com

Natalie de Vane
O: 1 610 727 6536
C: 1 610 999 8756
ndevane@cephalon.com

Steve Lipin/Jennifer Lowney

Brunswick Group
O: 1 212 333 3810

Investors:
Cephalon Contacts

Chip Merritt
O: 1 610 738 6376
cmerritt@cephalon.com

Joseph Marczely
O: 1 610 883 5894
jmarczely@cephalon.com

Alan Miller / Scott Winter
Innisfree M&A Incorporated
O: 1 212 750 5833